As filed with the Securities and Exchange Commission on April 30, 2021

Registration No. 333-252874

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

on Form S-3 to Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	33-0936180
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

70 Doppler

Irvine, California 92618

(949) 261-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Berman

Chief Executive Officer

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618

(949) 261-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

David Selengut, Esq.

Matthew Bernstein, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Phone: (212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.00001 par value per share, upon exercise of warrants (3)	2,957,142	$–	$–	$–
Common stock , $0.00001 par value per share, upon exercise of warrants (4)	381,309	$–	$–	$–
Common stock, $0.00001 par value per share (5)	243,125	$–	$–	$–
Common stock, $0.00001 par value per share, upon exercise of warrants (6)	575,000	$–	$–	$–
Common stock, $0.00001 par value per share (7)	52,000	$–	$–	$–
Common stock, $0.00001 par value per share, upon exercise of warrants (8)	81,510	$–	$–	$–
Common stock, $0.00001 par value per share, upon exercise of warrants (9)	126,595	$–	$–	$–
Common stock, $0.00001 par value per share (10)	12,329	$–	$–	$–
Common stock, $0.00001 par value per share, upon exercise of warrants (10)	11,779	$–	$–	$–
Common stock, $0.00001 par value per share, upon exercise of warrants (11)	55,201	$–	$–	$–
Common stock, $0.00001 par value per share (12)	115,021	$–	$–	$–
Common stock, $0.00001 par value per share (13)	17,251	$–	$–	$–
Total	4,628,262	$–	$–	$–

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock offered hereby also include such presently indeterminate number of shares of the registrant’s common stock as a result of stock splits, stock dividends or similar transactions.

(2)	The share amounts listed in this table reflect the number of shares originally registered by the registrant and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.

(3)	Represents 2,957,142 shares of common stock issuable upon exercise of the warrants issued by the registrant in a registered public offering on registration statements on Form S-1 (File Nos. 333-251528 and 333-252874) that were declared effective by the SEC on February 8, 2021.

(4)	Represents 381,309 shares of common stock issuable upon exercise of the warrants issued by the registrant on October 9, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock, all of which were registered for resale on the registrant’s registration statement on Form S-1, as amended (File No. 333-249942), that was declared effective by the Securities and Exchange Commission on November 30, 2020.

(5)	Represents 243,125 shares of common stock issued in exchange for 4,205,406 shares of Series C Convertible Preferred Stock issued by the registrant on July 21, 2020 in a private placement, all of which were registered for resale on the registrant’s registration statement on Form S-1, as amended (File No. 333-249942), that was declared effective by the Securities and Exchange Commission on November 30, 2020.

(6)	Represents 575,000 shares of common stock issuable upon exercise of the warrants issued by the registrant in a registered public offering on a registration statement on Form S-1 (File No. 333-239658) that was declared effective by the Securities and Exchange Commission on July 16, 2020.

(7)	Represents 52,000 shares of common stock sold by the registrant in a private placement offering that closed on February 25, 2020, all of which were registered for resale on the registrant’s registration statement on Form S-1 (File No. 333-239195) that was declared effective by the Securities and Exchange Commission on June 23, 2020.

(8)	Represents (i) 75,472 shares of common stock issuable upon exercise of the warrants issued by the registrant on April 28, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock and (ii) 6,038 shares of common stock issuable upon exercise of the warrants issued by the registrant to the placement agent as consideration for such offering, all of which were registered for resale on the registrant’s registration statement on Form S-1 (File No. 333-239195) that was declared effective by the Securities and Exchange Commission on June 23, 2020.

(9)	Represents (i) 117,217 shares of common stock issuable upon exercise of the warrants issued by the registrant on June 3, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock and (ii) 9,378 shares of common stock issuable upon exercise of the warrants issued by the registrant to the placement agent as consideration for such offering, all of which were registered for resale on the registrant’s registration statement on Form S-1 (File No. 333-239195) that was declared effective by the Securities and Exchange Commission on June 23, 2020.

(10)	Represents (i) 12,329 shares of common stock that the registrant issued upon the conversion of certain convertible notes and (ii) 11,779 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock at an exercise price of $105.00 per share originally issued to the holders and the placement agent of the convertible notes, all of which were registered for resale on this registrant’s registration statement on Form S-1 (File No. 333-225570) that was originally declared effective by the Securities and Exchange Commission on June 20, 2018.

(11)	Represents (i) 52,572 shares of common stock issuable upon exercise of the warrants issued by the registrant in the registrant’s initial public offering and (ii) 2,629 shares of common stock issuable upon exercise of the warrants issued to the underwriters as compensation in the registrant’s initial public offering, all of which were registered on the registrant’s registration statement on Form S-1 (File No. 333-220372) that was declared effective by the Securities and Exchange Commission on May 30, 2018.

(12)	Represents (i) 54,793 shares of common stock that the registrant issued upon the conversion of certain convertible notes, (ii) 57,728 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock and (iii) 2,500 shares of common stock held by certain selling stockholders, all of which were registered for resale on the registrant’s registration statement on Form S-1 (file No. 333-220372) that was declared effective by the Securities and Exchange Commission on May 30, 2018.

(13)	Represents (i) 16,429 shares of common stock issuable upon exercise of the warrants issued by the registrant in the registrant’s initial public offering and (ii) 822 shares of common stock issuable upon exercise of the warrants issued to the underwriters as compensation in the registrant’s initial public offering, all of which were registered on the registrant’s registration statement on Form S-1MEF (file No. 333-225296) that was filed with the Securities and Exchange Commission on May 31, 2018.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement (referred to herein as the Registration Statement) will be used as a combined prospectus in connection with this Registration Statement and (i) the Registration Statements on Form S-1 (File Nos. 333-251528 and 333-252874) that were declared effective by the Securities and Exchange Commission on February 8, 2021; (ii) the Registration Statement on Form S-1, as amended (File No. 333-249942), that was declared effective by the Securities and Exchange Commission on November 30, 2020); (iii) the Registration Statement on Form S-1 (File No. 333-239658) that was declared effective by the Securities and Exchange Commission on July 16, 2020; (iv) the Registration Statement on Form S-1 (File No. 333-239195) that was declared effective by the Securities and Exchange Commission on June 23, 2020; (v) the Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-225570) that was declared effective on May 6, 2019, (vi) the Registration Statement on Form S-1 (File No. 333-220372) that was declared effective by the Securities and Exchange Commission on May 30, 2018; and (vii) the Registration Statement on Form S-1MEF (file No. 333-225296) that was filed with the Securities and Exchange Commission on May 31, 2018. Accordingly, this Registration Statement also constitutes post-effective amendments to the registration statements identified in (i) through (vii) and such post-effective amendments will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating to:

●	The primary issuance by the registrant of up to 2,957,142 shares of common stock issuable upon exercise of the warrants issued by the registrant in a registered public offering on registration statements on Form S-1 (File Nos. 333-251528 and 333-252874) that were declared effective by the SEC on February 8, 2021.

●	The resale of up to 381,309 shares of common stock issuable upon exercise of the warrants issued by the registrant on October 9, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock, all of which were registered for resale on the registrant’s registration statement on Form S-1, as amended (File No. 333-249942), that was declared effective by the Securities and Exchange Commission on November 30, 2020.

●	The resale of up to 243,125 shares of common stock issued in exchange for 4,205,406 shares of Series C Convertible Preferred Stock issued by the registrant on July 21, 2020 in a private placement, all of which were registered for resale on the registrant’s registration statement on Form S-1, as amended (File No. 333-249942), that was declared effective by the Securities and Exchange Commission on November 30, 2020.

●	The primary issuance by the registrant of up to 575,000 shares of common stock issuable upon exercise of the warrants issued by the registrant in a registered public offering on a registration statement on Form S-1 (File No. 333-239658) that was declared effective by the Securities and Exchange Commission on July 16, 2020.

●	The resale of up to 52,000 shares of common stock sold by the registrant in a private placement offering that closed on February 25, 2020, all of which were registered for resale on the registrant’s registration statement on Form S-1 (File No. 333-239195) that was declared effective by the Securities and Exchange Commission on June 23, 2020.

●	The resale of up to (i) 75,472 shares of common stock issuable upon exercise of the warrants issued by the registrant on April 28, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock and (ii) 6,038 shares of common stock issuable upon exercise of the warrants issued by the registrant to the placement agent as consideration for such offering, all of which were registered for resale on the registrant’s registration statement on Form S-1 (File No. 333-239195) that was declared effective by the Securities and Exchange Commission on June 23, 2020.

●	The resale of up to (i)117,217 shares of common stock issuable upon exercise of the warrants issued by the registrant on June 3, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock and (ii) 9,378 shares of common stock issuable upon exercise of the warrants issued by the registrant to the placement agent as consideration for such offering, all of which were registered for resale on the registrant’s registration statement on Form S-1 (File No. 333-239195) that was declared effective by the Securities and Exchange Commission on June 23, 2020.

●	The resale of up to (i)12,329 shares of common stock that the registrant issued upon the conversion of certain convertible notes and (ii) 11,779 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock at an exercise price of $105.00 per share originally issued to the holders and the placement agent of the convertible notes, all of which were registered for resale on this registrant’s registration statement on Form S-1 (File No. 333-225570) that was originally declared effective by the Securities and Exchange Commission on June 20, 2018.

●	The primary issuance of up to (i) 52,572 shares of common stock issuable upon exercise of the warrants issued by the registrant in the registrant’s initial public offering and (ii) 2,629 shares of common stock issuable upon exercise of the warrants issued to the underwriters as compensation in the registrant’s initial public offering, all of which were registered on the registrant’s registration statement on Form S-1 (File No. 333-220372) that was declared effective by the Securities and Exchange Commission on May 30, 2018.

●	The resale of up to (i) 54,793 shares of common stock that the registrant issued upon the conversion of certain convertible notes, (ii) 57,728 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock and (iii) 2,500 shares of common stock held by certain selling stockholders, all of which were registered for resale on the registrant’s registration statement on Form S-1 (file No. 333-220372) that was declared effective by the Securities and Exchange Commission on May 30, 2018.

●	The primary issuance of up to (i) 16,429 shares of common stock issuable upon exercise of the warrants issued by the registrant in the registrant’s initial public offering and (ii) 822 shares of common stock issuable upon exercise of the warrants issued to the underwriters as compensation in the registrant’s initial public offering, all of which were registered on the registrant’s registration statement on Form S-1MEF (file No. 333-225296) that was filed with the Securities and Exchange Commission on May 31, 2018.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 30, 2021

Prospectus

4,628,262 Shares of Common Stock

This prospectus relates to the primary issuance by the Company of up to 3,604,594 shares of common stock, par value $0.00001 per share, of Hancock Jaffe Laboratories, Inc. (“we,” “us,” “our,” or the “Company”) and the resale of up to 1,023,668 shares of common stock held by certain selling stockholders, as follows:

●	The primary issuance by the registrant of up to 2,957,142 shares of common stock issuable upon exercise of the warrants issued by the registrant in a registered public offering on registration statements on Form S-1 (File Nos. 333-251528 and 333-252874) that were declared effective by the SEC on February 8, 2021 (the “February Registration Statement”).

●	The resale of up to 381,309 shares of common stock issuable upon exercise of the warrants issued by the registrant on October 9, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock, all of which were registered for resale on the registrant’s registration statement on Form S-1, as amended (File No. 333-249942), that was declared effective by the Securities and Exchange Commission on November 30, 2020 (the “November Registration Statement”).

●	The resale of up to 243,125 shares of common stock issued in exchange for 4,205,406 shares of Series C Convertible Preferred Stock issued by the registrant on July 21, 2020 in a private placement, all of which were registered for resale on the November Registration Statement.

●	The primary issuance by the registrant of up to 575,000 shares of common stock issuable upon exercise of the warrants issued by the registrant in a registered public offering on a registration statement on Form S-1 (File No. 333-239658) that was declared effective by the Securities and Exchange Commission on July 16, 2020 (the “July Registration Statement”).

●	The resale of up to 52,000 shares of common stock sold by the registrant in a private placement offering that closed on February 25, 2020, all of which were registered for resale on the registrant’s registration statement on Form S-1 (File No. 333-239195) that was declared effective by the Securities and Exchange Commission on June 23, 2020 (the June Registration Statement”).

●	The resale of up to (i) 75,472 shares of common stock issuable upon exercise of the warrants issued by the registrant on April 28, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock and (ii) 6,038 shares of common stock issuable upon exercise of the warrants issued by the registrant to the placement agent as consideration for such offering, all of which were registered for resale on the June Registration Statement.

●	The resale of up to (i) 117,217 shares of common stock issuable upon exercise of the warrants issued by the registrant on June 3, 2020 in a private placement of warrants that occurred concurrently with a registered offering of shares of common stock and (ii) 9,378 shares of common stock issuable upon exercise of the warrants issued by the registrant to the placement agent as consideration for such offering, all of which were registered for resale on the June Registration Statement.

●	The resale of up to (i) 12,329 shares of common stock that the registrant issued upon the conversion of certain convertible notes and (ii) 11,779 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock at an exercise price of $105.00 per share originally issued to the holders and the placement agent of the convertible notes, all of which were registered for resale on this registrant’s registration statement on Form S-1 (File No. 333-225570) that was originally declared effective by the Securities and Exchange Commission on June 20, 2018 (the “June 2018 Registration Statement”).

●	The primary issuance of up to (i) 52,572 shares of common stock issuable upon exercise of the warrants issued by the registrant in the registrant’s initial public offering and (ii) 2,629 shares of common stock issuable upon exercise of the warrants issued to the underwriters as compensation in the registrant’s initial public offering, all of which were registered on the registrant’s registration statement on Form S-1 (File No. 333-220372) that was declared effective by the Securities and Exchange Commission on May 30, 2018 (the “May 2018 Registration Statement”).

●	The resale of up to (i) 54,793 shares of common stock that the registrant issued upon the conversion of certain convertible notes, (ii) 57,728 shares of common stock issuable upon exercise of certain warrants to purchase shares of common stock and (iii) 2,500 shares of common stock held by certain selling stockholders, all of which were registered for resale on the May 2018 Registration Statement.

●	The primary issuance of up to (i) 16,429 shares of common stock issuable upon exercise of the warrants issued by the registrant in the registrant’s initial public offering and (ii) 822 shares of common stock issuable upon exercise of the warrants issued to the underwriters as compensation in the registrant’s initial public offering, all of which were registered on the May 2018 Registration Statement.

This registration does not mean that the selling stockholders named herein will actually offer or sell any of these shares. We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby sold by the selling stockholders. However, we may receive proceeds from the exercise of warrants held by the selling stockholders exercised other than pursuant to any applicable cashless exercise provisions.

The number of shares available for re-sale under this prospectus on the date hereof may have changed since the SEC declared this Registration Statement effective. See “Selling Stockholders” beginning on page 18 for an updated list of the shares still available for sale under this prospectus to the extent that the Company is aware of any such changes.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “HJLI.” On April 28, 2021, the last reported sale price of our common stock was $6.55 per share.

Following the effectiveness of the registration statement of which this prospectus forms a part, the sale and distribution of securities offered hereby may be effected from time to time in one or more transactions that may take place on Nasdaq (or such other market or quotation system on which our common stock is then listed or quoted), including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

This prospectus describes the general manner in which shares of common stock may be offered and sold by any selling stockholders. When the selling stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April ___, 2021.

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

We use our registered trademarks and trade names, such as VenoValve® and CoreoGraft®, in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the contest otherwise requires, the terms “Hancock,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to Hancock Jaffe Laboratories, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements (including, without limitation, the actual timing for and results of the clinical trials described herein, and FDA review of the Company’s products in development) are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Commission. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2020 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” or similar terminology refer to Hancock Jaffe Laboratories, Inc.

Overview

Hancock Jaffe Laboratories, Inc. is a medical device company developing tissue-based devices that are designed to be life sustaining or life enhancing for patients with cardiovascular disease, and peripheral arterial and venous disease. The Company’s products are being developed to address large unmet medical needs by either offering treatments where none currently exist or by substantially increasing the current standards of care. Our products which we are developing include: the VenoValve®, a porcine based device to be surgically implanted in the deep venous system of the leg to treat a debilitating condition called chronic venous insufficiency (“CVI”); and the CoreoGraft®, a bovine based conduit to be used to revascularize the heart during coronary artery bypass graft (“CABG”) surgeries. Both of these products are currently being developed for approval by the U.S. Food and Drug Administration (“FDA”). Our current senior management team has been affiliated with more than 50 products that have received FDA approval or CE marking. We currently lease a 14,507 sq. ft. manufacturing facility in Irvine, California, where we manufacture products for our clinical trials and which has previously been FDA certified for commercial manufacturing of devices.

Each of our products will be required to successfully complete significant clinical trials to demonstrate the safety and efficacy of the product before it will be able to be approved by the FDA.

Products

VenoValve

Background

Chronic venous disease (“CVD”) is the world’s most prevalent chronic disease. CVD is generally classified using a standardized system known as CEAP (clinical, etiological, anatomical, and pathophysiological). The CEAP system consists of seven clinical classifications (C0 to C6) with C5 to C6 being the most severe cases of CVD.

Chronic Venous Insufficiency (“CVI”) is a subset of CVD and is generally used to describe patients with C4 to C6 CVD. CVI is a condition that affects the venous system of the leg causing pain, swelling, edema, skin changes, and ulcerations. In order for blood to return to the heart from the foot, ankle, and lower leg, the calf muscle pushes the blood up the veins of the leg and through a series of one-way valves. Each valve is supposed to open as blood passes through, and then close as blood moves up the leg to the next valve. CVI occurs when the one-way valves in the veins of the leg fail and become incompetent. When the valves fail, blood flows backwards and in the wrong direction (reflux). As blood pools in the lower leg, pressure inside the veins increases (venous hypertension). Reflux, and the resulting venous hypertension, causes the leg to swell, resulting in debilitating pain, and in the most severe cases, venous ulcers. The VenoValve is being developed to treat CVI in the deep venous system with a focus on severe patients with C4b, C5 and C6 CVI.

Estimates indicate that approximately 2.4 million people in the U.S. have C5 to C6 CVI in the deep venous system, including patients that develop venous leg ulcers (C6 patients). Over one million new severe cases of CVI occur each year in the U.S., mostly from patients who have experienced a deep vein thrombosis (blood clot). The average patient seeking treatment of a venous ulcer spends as much as $30,000 a year on wound care, and the total direct medical costs from venous ulcer sufferers in the U.S. has been estimated to exceed $38 billion a year. Aside from the direct medical costs, severe CVI sufferers experience a significantly reduced quality of life. Daily activities such as preparing meals, housework, and personal hygiene (washing and bathing) become difficult due to reduced mobility. For many severe CVI sufferers, intense pain, which frequently occurs at night, prevents patients from getting adequate sleep. Severe CVI sufferers are known to miss approximately 40% more work days than the average worker. A high percentage of venous ulcer patients also experience severe itching, leg swelling, and an odorous discharge. Wound dressing changes, which occur several times a week, can be extremely painful. Venous ulcers from deep venous CVI are very difficult to heal, and a significant percentage of venous ulcers remain unhealed for more than a year. Even if healed, recurrence rates for venous ulcers are known to be high (20% to 40%) within the first year and as high as 60% after five years.

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The Opportunity

The VenoValve is a porcine based valve developed at HJLI to be implanted in the deep venous system of the leg to treat severe CVI. By reducing reflux, and lowering venous hypertension, the VenoValve has the potential to reduce or eliminate the symptoms of deep venous, severe CVI, including venous leg ulcers. The current version of the VenoValve is designed to be surgically implanted into the patient via a 5 to 6 inch incision in the upper thigh.

There are presently no FDA approved medical devices to address valvular incompetence, or effective treatments for deep venous CVI. Current treatment options include compression garments, or constant leg elevation. These treatments are generally ineffective, as they attempt to alleviate the symptoms of CVI without addressing the underlying causes of the disease. In addition, we believe that compliance with compression garments and leg elevation is extremely low, especially among the elderly. Valve transplants from other parts of the body have been attempted, but with very-poor results. Many attempts to create substitute valves have also failed, usually resulting in early thromboses. The premise behind the VenoValve is that by reducing the underlying causes of CVI, reflux and venous hypertension, the debilitating symptoms of CVI will decrease, resulting in improvement in the quality of the lives of CVI sufferers.

We estimate that there are approximately 2.4 million people in the U.S. that suffer from deep venous CVI due to valvular incompetence.

VenoValve Clinical Status

After consultation with the FDA, and as a precursor to the U.S. pivotal trial, we conducted a small first-in-human study for the VenoValve in Colombia. The first-in-human Colombian trial included 11 patients. In addition to providing safety and efficacy data, the purpose of the first-in-human study was to provide proof of concept, and to provide valuable feedback to make any necessary product modifications or adjustments to our surgical implantation procedures for the VenoValve prior to conducting the U.S. pivotal trial. In December of 2018, we received regulatory approval from Instituto Nacional de Vigilancia de Medicamentos y Alimentos (“INVIMA”), the Colombian equivalent of the FDA. On February 19, 2019, we announced that the first VenoValve was successfully implanted in a patient in Colombia. Between April of 2019 and December of 2019, we successfully implanted VenoValves in 10 additional patients, completing the implantations for the Colombian first-in-human study. Overall, VenoValves have been implanted in all 11 patients. Endpoints for the VenoValve first-in-human study include safety (device related adverse events), reflux, measured by doppler, a VCSS score used by the clinician to measure disease severity, and a VAS score used by the patient to measure pain, and a quality of life measurement.

Final results from the first-in-human study were released in December of 2020. Among the 11 patients, reflux improved an average of 54%, Venous Clinical Severity Scores (“VCSSs”) improved an average of 56%, and visual analog scale (VAS) scores, which are used by patients to measure pain, improved an average of 76%, when compared to pre-surgery levels. VCSS scores are commonly used by clinicians in practice and in clinical trials to objectively assess outcomes in the treatment of venous disease, and include ten characteristics including pain, inflammation, skin changes such as pigmentation and induration, the number of active ulcers, and ulcer duration. The improvement in VCSS scores is significant and indicates that almost all of the VenoValve patients who had severe CVI pre-surgery, had mild CVI or the complete absence of disease at one-year post surgery. Quality of life measured by a VEINES score showed statistically significant improvement.

VenoValve safety incidences were minor with no reported device related adverse events. Minor non-device related adverse safety issues included one (1) fluid pocket (which was aspirated), intolerance from Coumadin anticoagulation therapy, three (3) minor wound infections (treated with antibiotics), and one occlusion due to patient non-compliance with anti-coagulation therapy.

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In preparation for the VenoValve U.S. pivotal trial, we submitted a Pre-IDE filing with the FDA in October of 2020 and had a pre IDE meeting with the FDA on January 11, 2021. Topics presented at the meeting included the background and clinical need for the VenoValve, proposed U.S. pivotal study design, patient monitoring protocols for safety and efficacy, bench testing protocols used to develop the device, and the VenoValve first-in-human results. We received valuable feedback from the FDA in several areas during the Pre-IDE meeting and believe we reached consensus on many important issues.

An investigational device exemption or IDE from the FDA is required before a medical device company can proceed with a pivotal trial for a class III medical device. On March 5, 2021 we filed an IDE application with the FDA for the VenoValve U.S. pivotal trial. On April 1, 2021, twenty-seven days after filing the IDE application, we received notification from the FDA that our IDE application was approved. The U.S. pivotal for the VenoValve will be known at the SAVVE (Surgical Anti-reflux Veno Valve Endoprosthesis) study and is a prospective, non-blinded, single arm, multi-center study of seventy-five (75) CVI patients enrolled at up to 20 U.S. sites.

Endpoints for the SAVVE trial mirror those endpoints used for the first-in-human trial, and include the absence of material adverse safety events (mortality, deep wound infection, major bleeding, ipsilateral deep vein thrombosis, pulmonary embolism) at thirty (30) days post implantation, reductions of reflux at one hundred and eighty days (180) days post VenoValve implantation, VCSS scoring to measure disease manifestations, VAS scores to measure pain, and quality of life measurements. We have significant interest from key opinion leaders and several of the top vascular clinicians in the U.S. who would like to participate in the VenoValve U.S. pivotal trial. We are in the process of qualifying the sites, seeking investigational review board (“IRB”) and other necessary approvals, negotiating clinical trial agreements, and preparing for site training and initiations. At this point we expect the first implantation for the SAVVE study to occur at the beginning of the third quarter of 2021.

CoreoGraft

Background

Heart disease is the leading cause of death among men and women in the U.S. accounting for about 1 in every 4 deaths. Coronary heart disease is the most common type of heart disease, killing over 370,000 people each year. Coronary heart disease occurs when arteries around the heart become blocked or occluded, in most cases by plaque. Although balloon angioplasty with or without cardiac stents have become the norm if one or two arteries are blocked, coronary artery bypass surgery remains the treatment of choice for patients with multiple blocked arteries on both sides of the heart. Approximately 200,000 coronary artery bypass graft (“CABG”) surgeries take place each year in the U.S. and are the most commonly performed cardiac procedure. CABG surgeries alone account for 55% of all cardiac surgeries, and CABG surgeries when combined with valve replacement surgeries account for approximately 62% of all cardiac surgeries. The next largest category accounts for 10% of cardiac surgeries. The number of CABG surgeries are expected to increase as the population continues to age. On average, three grafts are used for each CABG surgery.

Although CABG surgeries are invasive, improved surgical techniques over the years have lowered the fatality rate from CABG surgeries to between 1% and 3% prior to discharge from the hospital. Arteries around heart are accessed via an incision along the sternum known as a sternotomy. Once the incision is made, the sternum (chest) is divided (“cracked”) to access the heart and its surrounding arteries.

CABG surgery is relatively safe and effective. In most instances, doctors prefer to use the left internal mammary artery (“LIMA”), an artery running inside the ribcage and close to the sternum, to re-vascularize the left side of the heart. Use of the LIMA to revascularize the left descending coronary artery (known as the “widow maker”) has become the gold standard for revascularizing the left side of the heart during CABG surgeries. For the right side of the heart, and where additional grafts are needed on the left side, the current standard of care is to harvest the saphenous vein from the patient’s leg to be dissected into pieces and used as bypass grafts around the heart. Unfortunately, saphenous vein grafts (“SVGs”) are not nearly as effective as the LIMA for revascularizing the heart. In fact, SVGs continue to be the weak link for CABG surgeries.

The saphenous vein harvest procedure is itself invasive. Either a long incision is made along the inner leg of the patient to harvest the vein, or the saphenous vein is extracted endoscopically. Regardless of the type of harvest procedure, bypass graft harvest remains an invasive and complication prone aspect of the CABG procedure. Present standard-of-care complications are described in recent published reports in major medical journals. The percentage of complications from the harvest procedure can be as high as 24%. This is mainly due to non-healing of the saphenous wound or development of infection in the area of the saphenous vein harvest site.

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While the LIMA is known for excellent short term and long term patency rates, studies indicate that between 10% and 40% percent of SVGs that are used as conduits for CABG surgeries fail within the first year after the CABG surgery. A significant percentage fail within the first 30 days. At 10 years, the SVGs failure rate can be as high as 75%. When a graft fails, it becomes blocked or occluded, depriving the heart of blood flow. Mortality during the first year after bypass graft failure is very high, between 5% and 9%. For purposes of comparison, a 3% threshold is considered to be a high cardiac risk. In fact, a relatively recent study in Denmark has reported that mortality rates at 8 to 10 years after CABG surgery are as high as 60% to 80%. While a life expectancy of 8 to 10 years following CABG surgery may have been acceptable in the past, expectations have changed and with people now generally living longer, additional focus is now being placed on extending life expectancies following CABG surgeries.

Researchers have determined that there are two main causes of SVGs failure: size mismatch, and a thickening of the interior of the SVGs that begins immediately following the harvest procedure. Size mismatch occurs because the diameter of SVGs is often significantly larger than the diameter of the coronary arteries around the heart. This size mismatch causes flow disturbances, leading to graft thromboses and graft failure. The thickening of the cell walls of SVGs occur when a layer of endothelial cells on the inner surface of the SVGs are disturbed beginning at the harvesting procedure, starting a chain reaction which causes the cells to thicken and the inside of the graft to narrow, resulting in blood clots and graft failure.

The Opportunity

The CoreoGraft is a bovine based off the shelf conduit that could potentially be used to revascularize the heart, instead of harvesting the saphenous vein from the patient’s leg. In addition to avoiding the invasive and painful SVG harvest process, HJLI’s CoreoGraft closely matches the size of the coronary arteries, eliminating graft failures that occur due to size mismatch. In addition, with no graft harvest needed, the CoreoGraft could also reduce or eliminate the inner thickening that burdens and leads to failure of the SVGs.

In addition to providing a potential alternative to SVGs, the CoreoGraft could be used when making grafts from the patients’ own arteries and veins is not an option. For example, patients with significant arterial and vascular disease often do not have suitable vessels to be used as grafts. For other patients, such as women who have undergone radiation treatment for breast cancer and have a higher incidence of heart disease, using the LIMA may not be an option if it was damaged by the radiation. Another example are patients undergoing a second CABG surgery. Due in large part to early SVG failures, patients may need a second CABG surgery. If the SVG was used for the first CABG surgery, the patient may have insufficient veins to harvest. While the CoreoGraft may start out as a product for patients with no other options, if the CoreoGraft establishes good short term and long term patency rates, it could become the graft of choice for all CABG patients in addition to the LIMA.

Clinical Status

In January of 2020, we announced the results of a six-month, nine sheep, animal feasibility study for the CoreoGraft. Bypasses were accomplished by attaching the CoreoGrafts from the ascending aorta to the left anterior descending artery, and surgeries were preformed both on-pump and off-pump. Partners for the feasibility study included the Texas Heart Institute, and American Preclinical Services.

Test subjects were evaluated via angiograms and flow monitors during the study, and a full pathology examination of the CoreoGrafts and the surrounding tissue was performed post necropsy.

The results from the feasibility study demonstrated that the CoreoGrafts remained patent (open) and fully functional at 30, 90, and 180 day intervals after implantation. In addition, pathology examinations of the grafts and surrounding tissue at the conclusion of the study showed no signs of thrombosis, infection, aneurysmal degeneration, changes in the lumen, or other problems that are known to plague and lead to failure of SVGs.

In addition to exceptional patency, pathology examinations indicated full endothelialization for grafts implanted for 180 days both throughout the CoreoGrafts and into the left anterior descending arteries. Endothelium is a layer of cells that naturally exist throughout healthy veins and arteries and that act as a barrier between blood and the surrounding tissue, which helps promote the smooth passage of blood. Endothelium are known to produce a variety anti-clotting and other positive characteristics that are essential to healthy veins and arteries. The presence of full endothelialization within the longer term CoreoGrafts indicates that the graft is being accepted and assimilated in a manner similar to natural healthy veins and arteries that exist throughout the vascular system and is an indication of long-term biocompatibility.

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In May of 2020, we announced that we had received approval from the Superintendent of Health of the National Health Counsel for the Republic of Paraguay to conduct a first-in-human feasibility trial for the CoreoGraft. Up to 5 patients that need coronary artery bypass graft surgery were to receive CoreoGraft implants as part of the first-in-human study. In July of 2020, we announced that we had received permission to proceed with the first-in-human study, which had been put on hold due to the COVID-19 pandemic, and in August of 2020 we announced that the first two patients had been enrolled for the first-in-human CoreoGraft trial. Heart bypass surgeries for the first two patients to receive CoreoGraft implants as part of our first-in-human trial were successfully completed in October of 2020. A third bypass surgery using the CoreoGraft was successfully completed in November of 2020 and another surgery was completed in December of 2020. Two CoreoGraft surgical patients have expired due to what we believe are non-device related adverse events, one in October and one in November of 2020. As a result of these deaths, the feasibility study was put on hold, pending a review by an ethics committee that oversees the feasibility trial. Although the committee has given approval to resume with the feasibility study, due to the recent resurgence of COVID-19 in South America (including in Paraguay), the first-in-human CoreoGraft feasibility trial remains on hold. At this time, we have no further information as to when the study might resume.

Government Regulation

Our product candidates and our operations are subject to extensive regulation by the FDA, and other federal and state authorities in the United States, as well as comparable authorities in foreign jurisdictions. Our product candidates are subject to regulation as medical devices in the United States under the Federal Food, Drug, and Cosmetic Act (“FDCA”), as implemented and enforced by the FDA. The FDA regulates the development, design, non-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, distribution, servicing, recordkeeping, premarket clearance or approval, adverse event reporting, advertising, promotion, marketing, and import and export of medical devices to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA.

PMA Approval Pathway

Class III devices such as the VenoValve and the CoreoGraft generally require pre-market approval (PMA) before they can be marketed in the U.S. The PMA review and approval process is more demanding than the 510(k) premarket notification process. In a PMA, the manufacturer must demonstrate that the device is safe and effective, and the PMA must be supported by extensive data, including data from preclinical studies and human clinical trials. The PMA also must contain a full description of the device and its components, a full description of the methods, facilities and controls used for manufacturing, and proposed labeling. Following receipt of a PMA, the FDA determines whether the application is sufficiently complete to permit a substantive review. If FDA accepts the application for review, it has 180 days under the FDCA to complete its review of a PMA, although in practice, the FDA’s review often takes significantly longer, and can take several years. An advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA generally will conduct a pre-approval inspection of the applicant or its third-party manufacturers’ manufacturing facility or facilities to ensure compliance with the QSR. The FDA will approve the new device for commercial distribution if it determines that the data and information in the PMA constitute valid scientific evidence and that there is reasonable assurance that the device is safe and effective for its intended use(s).

The FDA may approve a PMA with post-approval conditions intended to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution, and collection of long-term follow-up data from patients in the clinical study that supported PMA approval, or requirements to conduct additional clinical studies post-approval. The FDA may condition PMA approval on some form of post-market surveillance when deemed necessary to protect the public health or to provide additional safety and efficacy data for the device in a larger population or for a longer period of use. In such cases, the manufacturer might be required to follow certain patient groups for a number of years and to make periodic reports to the FDA on the clinical status of those patients. Failure to comply with the conditions of approval can result in material adverse enforcement action, including withdrawal of the approval. Certain changes to an approved device, such as changes in manufacturing facilities, methods or quality control procedures, or changes in the design performance specifications, which affect the safety or effectiveness of the device, require submission of a PMA supplement. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. Certain other changes to an approved device require the submission of a new PMA, such as when the design change causes a different intended use, mode of operation and technical basis of operation, or when the design change is so significant that a new generation of the device will be developed, and the data that were submitted with the original PMA are not applicable for the change in demonstrating a reasonable assurance of safety and effectiveness. We believe that the VenoValve and the CoreoGraft each will require the approval of a PMA.

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Clinical Trials in Support of PMA

Clinical trials are almost always required to support a PMA submission. All clinical investigations of devices to determine safety and effectiveness must be conducted in accordance with the FDA’s investigational device exemption (IDE) regulations, which govern investigational device labeling, prohibit promotion of the investigational device and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk,” to human health, as defined by the FDA, the FDA requires the device sponsor to submit an IDE application to the FDA, which must become effective prior to commencing human clinical trials. A significant risk device is one that presents a potential for serious risk to the health, safety or welfare of a patient and either is implanted, used in supporting or sustaining human life, substantially important in diagnosing, curing, mitigating or treating disease or otherwise preventing impairment of human health, or otherwise presents a potential for serious risk to a subject. Both the VenoValve and the CoreoGraft will likely require IDE applications prior to human testing in the United States.

An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE will automatically become effective 30 days after receipt by the FDA unless the FDA notifies the company that the investigation may not begin. If the FDA determines that there are deficiencies or other concerns with an IDE for which it requires modification, the FDA may permit a clinical trial to proceed under a conditional approval.

In addition to IDE approval, a human, the study must be approved by, and conducted under the oversight of, an Institutional Review Board, or IRB, for each clinical site. The IRB is responsible for the initial and continuing review of the study, and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. Acceptance of an IDE application for review does not guarantee that the FDA will allow the IDE to become effective and, if it does become effective, the FDA may or may not determine that the data derived from the trials support the safety and effectiveness of the device or warrant the continuation of clinical trials. An IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study plan or the rights, safety or welfare of human subjects. During a study, the sponsor is required to comply with the applicable FDA requirements, including, for example, trial monitoring, selecting clinical investigators and providing them with the investigational plan, ensuring IRB review, adverse event reporting, record keeping and prohibitions on the promotion of investigational devices or on making safety or effectiveness claims for them. The clinical investigators in the clinical study are also subject to FDA’s regulations and must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of the investigational device and comply with all reporting and recordkeeping requirements. Additionally, after a trial begins, we, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits.

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Post-market Regulation

After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include: establishing registration and device listing with the FDA; QSR requirements, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process; labeling regulations and FDA prohibitions against the promotion of investigational products, or “off-label” uses of cleared or approved products; requirements related to promotional activities; clearance or approval of product modifications that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our cleared devices; medical device reporting regulations, which require that a manufacturer report to the FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury, if the malfunction were to recur; correction, removal and recall reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA; and post-market surveillance activities and regulations.

Regulation Outside of the U.S.

Each country or territory outside of the U.S. has its own rules and regulations with respect to the manufacture, marketing and sale of medical devices. For example, in December of 2018, we received regulatory approval from Instituto Nacional de Vigilancia de Medicamentos y Alimentos (“INVIMA”), the Colombian equivalent of the U.S. Food and Drug Administration, for our first-in-human trial for the VenoValve in Colombia. At this time, other than the first-in-human trial in Colombia, we have not determined which countries outside of the U.S., if any, for which we will seek approval for our product candidates.

Our Competitive Strengths

We believe we will offer the cardiovascular device market a compelling value proposition with the launch of our two product candidates, if approved, for the following reasons:

●	We have extensive experience of proprietary processing and manufacturing methodology specifically applicable to the design, processing, manufacturing and sterilization of our biologic tissue devices.
●	We operate a 14,507 square foot manufacturing facility in Irvine, California. Our facility is designed expressly for the manufacture of Class III tissue based implantable medical devices and is equipped for research and development, prototype fabrication, current good manufacturing practices, or cGMP, and manufacturing and shipping for Class III medical devices, including biologic cardiovascular devices.
●	We have attracted senior executives who are experienced in research and development and who have worked on over 50 medical devices that have received FDA approval or CE marking. We also have the advantage of an experienced board of directors and scientific advisory board who will provide guidance as we move towards market launch.

Intellectual Property

We possess an extensive proprietary processing and manufacturing methodology specifically applicable to the design, processing, manufacturing and sterilization of biologic devices. This includes FDA compliant quality control and assurance programs, proprietary tissue processing technologies demonstrated to eliminate recipient immune responses, trusted relationship with abattoir suppliers, and a combination of tissue preservation and gamma irradiation that enhances device functions and guarantees sterility. We have filed several patent applications for the VenoValve and CoreoGraft with the U.S. Patent and Trademark Office (USPTO) and throughout the world. In February of 2021, we received a notice for allowance from the USPTO for an application focusing on novel aspects of the VenoValve Frame.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

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●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and
●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We chose to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Corporate Information

We were incorporated in Delaware on December 22, 1999. Our principal executive offices are located at 70 Doppler, Irvine, California, 92618, and our telephone number is (949) 261-2900. Our corporate website address is www.hancockjaffe.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Common Stock Outstanding:	8,513,662 shares as of April 29, 2021

Common Stock Offered for Resale by Selling Stockholders:	1,023,668 shares

Common Stock Offered by the Company Upon Exercise of Warrants Issued in Public Offering:	3,604,594 shares

Common Stock Outstanding After the Offering Assuming the Exercise of all of the Warrants for Which Shares of Common Stock are Registered Hereunder:	13,141,923 shares

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the warrants for which shares of common stock are registered hereunder (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such warrants will be exercised. See “Use of Proceeds.”

Listing of Common Stock:	Our common stock is listed on the Nasdaq Capital Market under the symbol “HJLI.”

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding as reflected above is based on the actual total number of shares outstanding as of April 28, 2021 and does not include, as of that date:

● 378,354 shares of our common stock issuable upon the exercise of outstanding options with a weighted average exercise price of  $21.23 per share; and

● 4,405,659 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $12.39 (including the warrants for which shares of common stock are registered hereunder).

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Annual Report, before deciding to invest in our securities. If any of the following risks materialize, our business, financial condition, results of operation and prospects will likely be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

Summary

The risk factors described below are a summary of the principal risk factors associated with an investment in us. These are not the only risks we face. You should carefully consider these risk factors and the other reports and documents filed by us with the SEC.

●	We have incurred significant losses since our inception, expect to incur significant losses in the future and may never achieve or sustain profitability;
●	We currently depend entirely on the successful and timely regulatory approval and commercialization of our two product candidates, which may not receive regulatory approval or, if any of our product candidates do receive regulatory approval, we may not be able to successfully commercialize them;
●	The success of our products will be determined based on whether surgeons and patients in our target markets accept our product candidates, if approved;
●	Failure to scale up of the manufacturing process of our product candidates in a timely manner, or at all;
●	Our ability to retain and recruit key personnel, including the development of a sales and marketing infrastructure;
●	Reliance on third party suppliers for certain components of our product candidates;
●	If we successfully develop our product candidates, our ability to sell or license our products to third parties and thereafter our reliance on such third parties to commercialize and distribute our product candidates in the United States and internationally, and if we are unable to sell or license our products to third parties, our ability to commercialize our products on our own, in which case we would have to demonstrate the efficacy and financial viability of our products to doctors, hospitals, insurance companies, and other stakeholders;
●	Changes in external competitive market factors;
●	Uncertainties in generating sustained revenue or achieving profitability;
●	Unanticipated working capital or other cash requirements;
●	Changes in FDA regulations, including testing procedures, for medical devices and related promotional and marketing activities;
●	Our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;
●	Our ability to obtain and maintain intellectual property protection for our product candidates;
●	Product liability lawsuits against us could cause us to incur substantial liabilities, limit sales of our existing product candidates and limit commercialization of any products that we may develop;
●	Our ability to consummate future acquisitions or strategic transactions;
●	Our ability to maintain the listing of our securities on the Nasdaq Capital Market; and
●	Changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the medical device industry.

Risks Related to Ownership of Our Securities

The trading price of our securities is likely to be volatile and could be subject to wide fluctuations in response to a variety of factors.

The trading price of our securities is likely to be volatile and could be subject to wide fluctuations in response to a variety of factors, which include:

●	whether we achieve our anticipated corporate objectives;
●	actual or anticipated fluctuations in our financial condition and operating results;
●	changes in financial or operational estimates or projections;

10

●	the development status of our product candidates and when our product candidates receive regulatory approval if at all;
●	our execution of our sales and marketing, manufacturing and other aspects of our business plan;
●	performance of third parties on whom we rely to manufacture our product candidate components and product candidates, including their ability to comply with regulatory requirements;
●	the results of our preclinical studies and clinical trials;
●	results of operations that vary from those of our competitors and the expectations of securities analysts and investors;
●	our announcement of significant contracts, acquisitions or capital commitments;
●	announcements by our competitors of competing products or other initiatives;
●	announcements by third parties of significant claims or proceedings against us;
●	regulatory and reimbursement developments in the United States and internationally;
●	future sales of our common stock;
●	product liability claims;
●	healthcare reform measures in the United States;
●	additions or departures of key personnel; and
●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general, and the stock of medical device companies like ours, in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the issuer. These market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

We have issued a significant number of options and warrants and may continue to do so in the future. The vesting and, if applicable, exercise of these securities and the sale of the shares of common stock issuable thereunder may dilute your percentage ownership interest and may also result in downward pressure on the price of our common stock.

As of March 31, 2021, we have issued and outstanding options to purchase 2,139,754 shares of our common stock with a weighted average exercise price of $10.50 (including 1,888,000 options that may only become exercisable following receipt by the Company of stockholder approval to increase the size of the 2016 Plan sufficiently to permit the exercise in full of such stock options under the 2016 Plan (if the Company’s stockholders do not approve an increase in the size of the 2016 Plan, the options will be void)), 4,942 restricted stock units subject to vesting, and warrants to purchase 4,405,659 shares of our common stock with a weighted average exercise price of $12.39. Further, we have 342,013 shares available for issuance under our Amended and Restated 2016 Omnibus Incentive Plan, the number of shares available under the plan will be increased January 1st (and each January 1st thereafter) by an amount equal to 3% of the total issued and outstanding shares of our common stock as of such anniversary (or such lesser number of shares as may be approved by our Board of Directors). Because the market for our common stock is thinly traded, the sales and/or the perception that those sales may occur, could adversely affect the market price of our common stock. Furthermore, the mere existence of a significant number of shares of common stock issuable upon vesting and, if applicable, exercise of these securities may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our common stock.

We will need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and can be expected to dilute current stockholders’ ownership interests.

Notwithstanding that we have raised approximately $50,400,000 in aggregate net proceeds since January 1, 2020, we will need to raise additional capital in the future. Such additional capital may not be available on reasonable terms or at all. Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes, restricted stock, stock options and warrants, which may adversely impact our financial condition.

11

Future sales or issuances of substantial amounts of our common stock could result in significant dilution.

Any future issuance of our equity or equity-backed securities, including, potentially, the issuance of securities in connection with a merger transaction, may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As stated above, we intend to conduct additional rounds of financing in the future and we may need to raise additional capital through public or private offerings of our common stock or other securities that are convertible into or exercisable for our common stock. We may also issue securities in connection with hiring or retaining employees and consultants (including stock options issued under an equity incentive plan), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common stock without stockholder approval, subject only to the total number of authorized shares of common stock set forth in our articles of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded on Nasdaq or other then-applicable over-the-counter quotation system or exchange.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Common Stock.

While we are currently in compliance with Nasdaq’s continued listing requirements, we have received deficiency notices in the past and there is no guarantee that we will be able to continue to meet the continued listing requirements of Nasdaq. In the event we are unable to do so, our securities may be delisted from The Nasdaq Stock Market. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with Nasdaq Marketplace Rules, but our common stock may not be listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the Nasdaq Marketplace Rules.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an emerging growth company until as late as December 2023 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an emerging growth company as of the following December 31, or (2) if our gross revenue exceeds $1.07 billion in any fiscal year. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

12

Provisions of our charter documents or Delaware law could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include, but are not limited to:

●	a classified board of directors so that not all directors are elected at one time;
●	a prohibition on stockholder action through written consent;
●	no cumulative voting in the election of directors;
●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;
●	a requirement that special meetings of the stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors;
●	an advance notice requirement for stockholder proposals and nominations;
●	the authority of our board of directors to issue preferred stock with such terms as our board of directors may determine; and
●	a requirement of approval of not less than 66 2/3% of all outstanding shares of our capital stock entitled to vote to amend any bylaws by stockholder action, or to amend specific provisions of our amended and restated certificate of incorporation.

In addition, the Delaware General Corporate Law, or DGCL, prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, the DGCL may discourage, delay or prevent a change in control of our company.

Furthermore, our amended and restated certificate of incorporation specifies that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of the DGCL by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as such, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, and any future loan arrangements we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

13

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the warrants for which shares of common stock are registered hereunder (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such warrants will be exercised.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our Board of Directors, after its taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. Any dividends that may be declared or paid on our common stock, must also be paid in the same consideration or manner, as the case may be, on our shares of preferred stock, if any.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or privately negotiated price.

The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.00001 per share. As of the date of this prospectus, we had 8,503,636 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding.

Common Stock

Under the terms of our amended and restated certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

14

Delaware Anti-Takeover Law and Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a publicly traded corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or
●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;
●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or
●	the affiliates and associates of the above.

15

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our amended and restated certificate of incorporation and amended and restated bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our amended and restated certificate of incorporation and amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting.

Removal of Directors

Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; any action to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or amended and bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

16

Amendment Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Elimination of Monetary Liability for Officers and Directors

Our amended and restated certificate of incorporation incorporates certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty. Our amended and restated certificate of incorporation also contains provisions to indemnify the directors and officers to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

Exchange Listing

Our common stock is listed on the Nasdaq under the symbol “HJLI”. Certain of our warrants are listed on the Nasdaq under the symbol “HJLIW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrants is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Pl, Woodmere, New York 11598.

17

SELLING STOCKHOLDERS

The shares of common stock being registered for resale hereby consist of shares that have been issued or are issuable upon exercise of outstanding warrants or upon conversion or exchange of previously outstanding shares of preferred stock or convertible notes that were issued to the selling stockholders in past private placements of the Company. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as set forth in this prospectus and except for certain ownership of our securities, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock (or warrants exercisable into shares of common stock) by the selling stockholders. The second column lists the number of shares of common stock (including shares of common stock issuable upon exercise of outstanding warrants) owned by the selling stockholders prior to this offering. The third column lists the shares of common stock (including shares of common stock issuable upon exercise of outstanding warrants) being offered by this prospectus by the selling stockholders. The fourth and fifth columns list the number and percentage, respectively, of shares of common stock owned by the selling stockholders after the closing of the offering, based on their ownership as of the date of this prospectus, based on 8,513,662 shares of common stock outstanding, and assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares Owned Prior to Offering(1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering(2)	Percentage of Shares Owned After Offering(2)
Anson Investments Master Fund LP (3)	123,365	123,365	-	*	%
Empery Asset Master, LTD (4)	65,771	60,768	5,003	*
Empery Tax Efficient III, LP (5)	45,438	41,982	3,456	*
Empery Tax Efficient, LP (6)	22,314	20,617	1,697	*
Intracoastal Capital, LLC (7)	123,365	123,365	-	*
Warberg WF VII LP (8)	6,729	6,729	-	*
Warberg WF VIII LP (9)	16,875	16,875	-	*
Fat Boy Capital, LP (10)	156,250	156,250	-	*
The Special Equities Opportunity Fund, LLC (11)	40,000	40,000	-	*
Iroquois Master Fund Ltd. (12)	15,625	15,625	-	*
Iroquois Capital Investment Group LLC (13)	31,250	31,250	-	*
Anson Investments Master Fund LP (3)	69,114	69,114	-	*
Warberg WF VII LP (8)	34,077	32,677	1,400	*
Warberg WF VIII LP (9)	23,465	21,785	1,681	*
Intracoastal Capital, LLC (14)	69,114	69,114	-	*
Spartan Capital Securities, LLC (15)	5,139	5,139	-	*
Robert L. Malin	2,524	2,524	-	*
Jason Diamond	7,753	7,753	-	*
The Mark Hefley Living Trust (16)	20,000	20,000	-	*
Ken Baker	2,000	2,000	-	*
Emil J. Fanelli Jr.	4,000	4,000	-	*
Matthew D. Lowery	2,000	2,000	-	*
Shores Oil Company (17)	8,000	8,000	-	*
James S. Kiening	2,000	2,000	-	*
Philip Whitfield Faucette II	2,000	2,000	-	*
Grzegorz Wieczerzak	4,000	4,000	-	*
David S. Nagelberg 2003 Revocable Trust	8,000	8,000	-	*

18

Sergey Gogin	18,634	18,634	-	*
William J. Peck	6,210	6,210	-	*
Catalytic Capital, LLC (18)	3,105	3,105	-	*
NYFF Investors, LLC (19)	4,940	4,940	-	*
Viktoriia Malyshkina	207	207	-	*
Nata Solutions Inc. (20)	2,070	2,070	-	*
Michael Semidubersky (21)	621	621	-	*
Roman Shteynshlyuger	828	828	-	*
Daniel Tulbovich (22)	839	839	-	*
Chen Lu Yi	414	414	-	*
Jose D. Rios (23)	164	164	-	*
Matthew D. Lowery	2,070	2,070	-	*
Wallace Johnson	5,175	5,175	-	*
Brian FitzPatrick	7,245	7,245	-	*
Thomas Hackl	3,105	3,105	-	*
Secured and Collateralized Lending LLC (24)	2,070	2,070	-	*
COVA Capital Partners, LLC (25)	300	300	-	*
Jonathan Gazdak (26)	548	548	-	*
Rocco Guidicipietro (27)	176	176	-	*
Joseph Amato (28)	176	176	-	*
Stephen Walsh (29)	49	49	-	*
Chris Carlin (30)	557	557	-	*
Legend Securities, Inc. (31)	1,649	1,649	-	*
Arthur Coffey (32)	1,507	1,507	-	*
Jody Eisenman (33)	1,192	1,192	-	*
Leone G.I.S. LLC (34)	967	967	-	*
Jesse Krapf (35)	8	8	-	*
Val Rayevsky (36)	8	8	-	*
Mike Nessim (37)	33	33	-	*
Kevin Jones (38)	8	8	-	*
Newbridge Securities Corporation (39)	81	81	-	*
Juan R Rivero	272	272	-	*
Alan Augenstein	363	363	-	*
Frank Ingriselli	1,507	1,507	-	*
Paul E Linthorst	272	272	-	*
Michael P Quackenbush Jr	453	453	-	*
James Somers	906	906	-	*
John Klinge	363	363	-	*
Charles Christensen	544	544	-	*
Ronald J Ciasulli	906	906	-	*
Wendell Young	363	363	-	*
Keith A Belote	272	272	-	*
Kevin MacKenzie	453	453	-	*
Amaresh Tripathy	272	272	-	*
James C Leslie	453	453	-	*
Euclid P Zurbaran & Cristina Elgarresta JTWROS	272	272	-	*
Joseph A McLauchlan	453	453	-	*
Kim E Tobler	363	363	-	*
Frederick M Kelso	453	453	-	*
Joseph C Atkinson	453	453	-	*
Michael Fahey	257	725	-	*
Miles E Everson	1,359	1,359	-	*
Emilio DiMatteo & Jessica DiMatteo JTWROS	453	553	-	*

19

James Eric Nicely & Karen B Nicely JTWROS	453	453	-	*
Justin C Lefevre	453	453	-	*
Dennis T Whalen & Linda P Whalen JTWROS	906	906	-	*
Todd J Anderson	453	453	-	*
Saurabh Mundhra	272	272	-	*
Michael Snow	453	453	-	*
Michael J Muldoon & Pamela J Muldoon JTWROS	906	906	-	*
Mark A Herndon & Sarah Herndon JTWROS	453	453	-	*
Russell Moore	544	544	-	*
David B Oneill	544	544	-	*
Andrew Nolan	544	544	-	*
Jonathan Gralnick	453	453	-	*
Neil T Brigham	272	272	-	*
Rayford Baines High III	453	453	-	*
Adan Martinez	453	453	-	*
Raymond C Fossett	453	453	-	*
Yogesh Gupta	453	453	-	*
Xavier Aguirre	453	453	-	*
Joseph M Diangelo	453	453	-	*
Kevin A Healy	544	544	-	*
Jeffrey M Kammerer	453	453	-	*
Jeffrey E Kuhlin	363	363	-	*
Dennis D Howarter & Pamela J Howarter JTWROS	906	906	-	*
Keith Jackson	906	906	-	*
Matthew W Cambi	272	272	-	*
Samir Mammadov	453	453	-	*
Dennis Lam	453	453	-	*
Peter D Raymond	453	453	-	*
Bryan J Gersack	272	272	-	*
Donald P Farve	363	363	-	*
James R Aldridge	634	634	-	*
Gregory G Galdi	906	906	-	*
Paul P Frank III & Colleen B Frank JTWROS	453	453	-	*
TTEE Patrick John Gregory Revocable Trust DTD 6-26-90	906	906	-	*
Jorge Morazzani	272	272	-	*
Steven L Krueger	453	453	-	*
Scott Wiehle	453	453	-	*
Rich Shappard	680	680	-	*
Charles P Arnold	453	453	-	*
Kevin J Schwartz	453	453	-	*
John M Brady	453	453	-	*
Kurtis Krentz	544	544	-	*
Paul G Elie	453	453	-	*
John J Hancock	453	453	-	*
Stephen E Lawson	453	453	-	*
Anthony J Berni	272	272	-	*
John E Conway	453	453	-	*
Donald L Hulet	453	453	-	*
Richard J Poccia	725	725	-	*

20

Donald P Sesterhenn	725	725	-	*
Philip A Garland	634	634	-	*
The Roberts Fund	453	453	-	*
Dennis M Scullin	272	272	-	*
Daniel M Valerio	544	544	-	*
James Douglas Summa	453	453	-	*
Carlo Alberci	453	453	-	*
Edmond Allen Morrison	544	544	-	*
Anthony D Johnston	363	363	-	*
Michael Burwell	906	906	-	*
Peter A Casey	272	272	-	*
Laurence M Pfeffer	453	453	-	*
Ballington Living Trust DTD 8-5-14	453	453	-	*
Stephen V Zawoyski	363	363	-	*
Marios Karayannis	363	363	-	*
Jeffrey J Kiley	453	453	-	*
John W Stadtler	453	453	-	*
Alexandre N Palma	363	363	-	*
Robert J Calabro	363	363	-	*
Alok Mahajan	272	272	-	*
David A Fitz	272	272	-	*
James M Koch	634	634	-	*
Paul Quattrocchi	182	182	-	*
Gary Sterbinsky	272	272	-	*
Donald Cameron	906	906	-	*
Sameer Shirsekar	363	363	-	*
Joseph Michalczyk	544	544	-	*
Mario Dellaera	906	906	-	*
David Petterson	906	906	-	*
Jose M Ramirez Roman	453	453	-	*
Mark W Boyer	906	906	-	*
Joseph Quattrocchi	182	182	-	*
Scott J Gehsmann	453	453	-	*
Stephen E Gray	272	272	-	*
Alan W Page	453	453	-	*
Alexander Capital, L.P. (40)	3,400	3,400	-	*
Greg Calvino	600	600	-	*
Horberg Enterprises LP	600	600	-	*
Thomas Koenig	120	120	-	*

*Less than 1%.

(1)	The “Number of Shares Owned Prior to Offering” is based upon the number of shares of common stock (including shares of common stock issuable upon exercise of outstanding warrants registered hereby) as previously disclosed by each selling stockholder. This column does not include any other securities that a selling stockholder may hold, including any other warrants that such selling stockholder may hold, that are not applicable to this registration statement.

(2)	The “Number of Shares Owned After Offering” assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this Selling Stockholder Prospectus. The “Percentage of Shares Owned After Offering” are based on 8,503,636 shares of our common stock outstanding and assumes for each Selling Stockholder that all shares registered for such Selling Stockholder herein are issued to the Selling Stockholders and sold and assuming the exercise of all warrants, held by the applicable Selling Stockholders. This column does not include any other securities that a selling stockholder may hold, including any other warrants that such selling stockholder may hold, that are not applicable to this registration statement.

21

(3)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(5)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(6)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(7)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(8)	Daniel Warsh is the Manager of Warberg WF VII LP and has the voting and investment control over the securities held by Warberg WF VII LP.

(9)	Daniel Warsh is the Manager of Warberg WF VIII LP and has the voting and investment control over the securities held by Warberg WF VIII LP.

(10)	David Jenkins has the voting and investment control over the securities held by Fat Boy Capital, LP.

(11)	Jonathan Schechter, Joseph Reda and Andrew Arno share voting and investment control over the securities held by The Special Equities Opportunity Fund, LLC.

(12)	Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Management and Iroquois Master Fund.

(13)	Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC.

22

(14)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(15)	John D. Lowry has the voting and investment control over the securities held by Spartan Capital Securities, LLC.

(16)	Mark Hefley has the voting and investment control over the securities held by The Mark Hefley Living Trust.

(17)	Doug Shore has the voting and investment control over the securities held by Shores Oil Company.

(18)	Catalytic Capital, LLC purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities. Catalytic Capital, LLC is located at 135 Oceana Drive East, Apartment 4E, Brooklyn, New York 11235, Care of Dmitriy Shapiro.

(19)	NYFF Investors, LLC is located at 585 Stewart Avenue, Suite 302, Garden City, New York 11530, Care of Adam B. Kaufman, Esq.

(20)	Nata Solutions, Inc. purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities. Natalia Shapiro is the President of Nata Solutions Inc. Nata Solutions Inc. is located at 170 Coleridge Street, Brooklyn, New York 11235.

(21)	Mr. Semidubersky purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.
(22)	Mr. Tulbovich purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(23)	Mr. Rios purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(24)	Sean FitzPatrick is the sole member of Secured and Collateralized Lending LLC. Secured and Collateralized Lending LLC is located at 100 Golf House Road, Haverford, Pennsylvania 19041.

(25)	COVA Capital Partners, LLC is a broker-dealer and is also an affiliate of a broker-dealer. COVA Capital Partners, LLC purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities. Edward T. Gibstein is the Chief Executive Officer of COVA Capital Partners, LLC and has voting and dispositive power over the securities held by it. COVA Capital Partners, LLC is located at 6851 Jericho Turnpike Suite 120A, Syosset, New York 11791.

(26)	Jonathan Gazdak is the Managing Director of Alexander Capital, L.P. which acted as a placement agent for our note financing. Jonathan Gazdak is an affiliate of a broker-dealer. He purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(27)	Rocco Guidicipietro is affiliated with Alexander Capital, L.P. which acted as a placement agent for our note financing. Rocco Guidicipietro is an affiliate of a broker-dealer. He purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

23

(28)	Joseph Amato is affiliated with Alexander Capital, L.P. which acted as a placement agent for our note financing. Joseph Amato is an affiliate of a broker-dealer. He purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(29)	Stephen Walsh is affiliated with Alexander Capital, L.P. which acted as a placement agent for our note financing. Stephen Walsh is an affiliate of a broker-dealer. He purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(30)	Chris Carlin is affiliated with Alexander Capital, L.P. which acted as a placement agent for our note financing. Chris Carlin is an affiliate of a broker-dealer. He purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(31)	Legend Securities, Inc. acted as a placement agent for our Series A preferred stock financing. Legend Securities, Inc. is a broker-dealer. Legend Securities, Inc. is located at 45 Broadway 32nd Floor, New York, NY 10006.

(32)	Mr. Coffey acted as a placement agent for our Series A preferred stock financing. Mr. Coffey is an affiliate of a broker-dealer.

(33)

Mr. Eisenman is affiliated with Newbridge Securities Corporation which was a placement agent for our Series A and Series B preferred stock financings. Mr. Eisenman is an affiliate of a broker-dealer. He purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(34)	Leone G.I.S. LLC acted as a referral company for our Series A preferred stock and B preferred stock financings. Leone G.I.S. LLC is a broker-dealer. Eugene Bilotti controls Leone G.I.S. LLC which is located at 34 Marina Dr. Bayonne, NJ 07002.

(35)	Jesse Krapf is affiliated with Newbridge Securities Corporation which acted as a placement agent for our Series B preferred stock financing. Jesse Krapf is an affiliate of a broker-dealer.

(36)	Val Rayevsky is affiliated with Newbridge Securities Corporation which acted as a placement agent for our Series B preferred stock financing. Val Rayevsky is an affiliate of a broker-dealer.

(37)	Mike Nessim is affiliated with Newbridge Securities Corporation which acted as a placement agent for our Series B preferred stock financing. Mike Nessim is an affiliate of a broker-dealer.

(38)	Kevin Jones is affiliated with Newbridge Securities Corporation which acted as a placement agent for our Series B preferred stock financing. Kevin Jones is an affiliate of a broker-dealer.

(39)	Newbridge Securities Corporation acted as a placement agent for our Series B preferred stock financing. Bruce Jordan is the Managing Director of Newbridge Securities Corporation and has voting and dispositive power over the securities held by it. Newbridge Securities Corporation is a broker-dealer. Newbridge Securities Corporation is located at 5200 Town Center Circle Tower 1, Suite 306, Boca Raton, FL 33486.

(40)	Includes 59,130 shares of common stock issuable upon exercise of warrants. Alexander Capital, L.P. was the placement agent for the issuance of notes in 2018. Jonathan Gazdak is the Managing Director of Alexander Capital, L.P. which is a broker-dealer. It purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

24

PLAN OF DISTRIBUTION

Resale by the Selling Stockholders

We are registering the shares of common stock to permit the resale of these shares of common stock (including shares of common stock issuable upon exercise of outstanding warrants) by the holders thereof (and such holders’ successors and assigns) from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

25

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the share purchase agreement executed in connection with the Private Placement, including, without limitation, Securities and Exchange Commission filing fees; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the share purchase agreement, or the selling stockholders will be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Primary Offering by the Company

Upon receipt of proper notice by any of the holders of the October Warrants and April Warrants that such holders desire to exercise the October Warrants and April Warrants, the Company will, within the time allotted by the applicable warrant agreement, issue instructions to the Company’s transfer agent to issue to the holder shares of common stock, free of a restrictive legend. Shares of common stock underlying the October Warrants and April Warrants that are held by affiliates will be issued free of legend but will be deemed control securities.

26

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Hancock Jaffe Laboratories, Inc. as of December 31, 2020 and 2019 and for each of the years ended December 31, 2020 and 2019 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their consent appearing herein. Such financial statements are incorporated by reference into this prospectus and registration statement in reliance upon the report of Marcum LLP, appearing in our Annual Report on Form 10-K as filed with the SEC on March 31, 2021, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 31, 2021; and
2.	Our Current Reports on Form 8-K as filed with the SEC on February 12, 2021 and February 24, 2021.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Chief Financial Officer, at Hancock Jaffe Laboratories, Inc., 70 Doppler, Irvine, California 92618, or by telephone at (949) 261-2900. Information about us is also available at our website at www.hancockjaffe.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

27

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

4,628,262 Shares of Common Stock

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Description	Amount to be Paid
Filing Fee - Securities and Exchange Commission	$-
Attorney’s fees and expenses	25,000	*
Accountant’s fees and expenses	5,000	*
Total	$30,000	*

*	Estimated

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. We have entered into indemnification agreements with each of our directors which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We also expect to maintain standard insurance policies that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments we may make to such officers and directors.

II-1

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware. Our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our amended and restated bylaws provides that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a.	Exhibits

Exhibit Number	Description

3.1	Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 16, 2020).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 6, 2018).
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-220372) filed on September 7, 2017).
4.2	Form of Series A Preferred Stock Placement Agents’ Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on December 14, 2017).
4.3	Form of Series B Preferred Stock Placement Agents’ Warrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on December 14, 2017).
4.4	Form of Common Stock Purchase Warrant (issued in connection with the 2017 Notes) (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on December 14, 2017).

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4.5	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on January 26, 2018).
4.6	Form of Warrant to Purchase Shares of Common Stock (issued to Mr. Cantor) (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on December 14, 2017).
4.7	Form of Amended and Restated Common Stock Purchase Warrant (issued in connection with the 2017 Notes) (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on January 26, 2018).
4.8	Form of Common Stock Purchase Warrant (issued in connection with the 2018 Notes) (incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on January 26, 2018).
4.9	Form of Second Amended and Restated Common Stock Purchase Warrant (issued in connection with the 2017 Notes) (incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on April 16, 2018).
4.10	Form of Amended and Restated Common Stock Purchase Warrant (issued in connection with the 2018 Notes) (incorporated by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on April 16, 2018).
4.11	Form of Warrant Agreement (incorporated by reference to Exhibit 4.13 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on May 14, 2018).
4.12	Amendment to Warrant to Purchase Shares (incorporated by reference to Exhibit 4.14 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on April 16, 2018).
4.13	Form of Warrant Certificate (incorporated by reference to Exhibit 4.15 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on May 14, 2018).
4.14	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2020).
4.15	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 28, 2020).
4.16	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2020).
4.17	Form of Warrant Agent Agreement, inclusive of Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 21, 2020).
4.18	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form S-1/A (No. 333-239658) filed on July 16, 2020).
4.19	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 8, 2020).
4.20	Form of Warrant Agent Agreement (including Form of Warrant Certificate) (incorporated by reference to Exhibit 4.20 to the Registrant’s Registration Statement on Form S-1/A (No. 333 -251528) filed on February 5, 2021).
5.1	Opinion of Ellenoff Grossman & Schole LLP (incorporated by reference to our Form S-1MEF filed on February 8, 2021)
5.2	Opinion of Ellenoff Grossman & Schole LLP (incorporated by reference to our Form S-1 filed on February 3, 2021).
5.3	Opinion of Ellenoff Grossman & Schole LLP (incorporated by reference to our Form S-1 filed on November 24, 2020).
5.4	Opinion of Ellenoff Grossman & Schole LLP (incorporated by reference to our Form S-1 filed on July 16, 2020).
5.5	Opinion of Ellenoff Grossman & Schole LLP (incorporated by reference to our Form S-1 filed on June 15, 2020).
5.6	Opinion of K&L Gates LLP (incorporated by reference to our Form S-1 filed on June 12, 2018).
5.7	Opinion of K&L Gates LLP (incorporated by reference to our Form S-1MEF filed on May 31, 2018)
5.8	Opinion of K&L Gates LLP (incorporated by reference to our Form S-1 filed on May 30, 2018).
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.30 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on December 14, 2017).
10.2	Employment Agreement, dated as of March 30, 2018, by and between the Registrant and Robert A. Berman. (incorporated by reference to Exhibit 10.47 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on April 16, 2018).
10.3	Amended and Restated 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.50 to the Registrant’s Registration Statement on Form S-1/A (No. 333-220372) filed on May 14, 2018).
10.4	Amendment No. 1 to Amended and Restated 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020).
10.5	Form of Stock Option Grant under Amended and Restated 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018).
10.6	Form of Restricted Stock Unit under Amended and Restated 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018).

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10.7	Share Purchase Agreement, dated as March 12, 2019, by and among the Company and the investors signatory thereto (incorporated by reference to Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018).
10.8	Form of Placement Agency Agreement, between the Company and the placement agent signatory thereto (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1 filed on June 7, 2019).
10.9	Employment Agreement, dated as of July 26, 2019, by and between Hancock Jaffe Laboratories, Inc. and Marc Glickman, M.D. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2019).
10.10	Form of Securities Purchase Agreement dated as of February 25, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2020).
10.11	Form of Securities Purchase Agreement, dated as of April 24, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 28, 2020).
10.12	Form of Placement Agency Agreement, dated as of April 24, 2020, by and between Hancock Jaffe Laboratories, Inc. and Spartan Capital Securities, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2020).
10.13	Form of Securities Purchase Agreement dated as of June 1, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2020).
10.14	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.53 to the Registrant’s Registration Statement on Form S-1/A (No. 333-239658) filed on July 16, 2020).
10.15	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.54 to the Registrant’s Registration Statement on Form S-1/A (No. 333-239658) filed on July 16, 2020).
10.16	Form of Securities Purchase Agreement, dated as of October 7, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 8, 2020).
10.17	Form of Placement Agency Agreement, dated as of October 7, 2020 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 8, 2020).
10.18	Employment Agreement, dated as of February 19, 2021, by and between Hancock Jaffe Laboratories, Inc. and Craig Glynn (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020).
23.1	Consent of Marcum LLP, independent registered public accounting firm*
23.2	Consent of Counsel to the Registrant (included in Exhibit 5.1)
23.3	Consent of Counsel to the Registrant (included in Exhibit 5.2)
23.4	Consent of Counsel to the Registrant (included in Exhibit 5.3)
23.5	Consent of Counsel to the Registrant (included in Exhibit 5.4)
23.6	Consent of Counsel to the Registrant (included in Exhibit 5.5)
23.7	Consent of Counsel to the Registrant (included in Exhibit 5.6)
23.8	Consent of Counsel to the Registrant (included in Exhibit 5.7)
23.9	Consent of Counsel to the Registrant (included in Exhibit 5.8)
24.1	Power of Attorney (included on the signature page to this registration statement) *

*	Filed herewith.

b.	Financial Statement Schedules

All financial statement schedules have been omitted since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 30th day of April , 2021.

HANCOCK JAFFE LABORATORIES, INC.

By:	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Robert A. Berman and Craig Glynn and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Berman	Chief Executive Officer and Director	April 30, 2021
Robert A. Berman	(Principal Executive Officer)

/s/ Craig Glynn	Chief Financial Officer & Treasurer	April 30, 2021
Craig Glynn	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Sanjay Shrivastava	Director	April 30, 2021
Dr. Sanjay Shrivastava

/s/ Robert C. Gray	Director	April 30, 2021
Robert C. Gray

/s/ Dr. Francis Duhay	Director	April 30, 2021
Dr. Francis Duhay

/s/ Matthew M. Jenusaitis	Director	April 30, 2021
Matthew M. Jenusaitis

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